                 AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT
                 ----------------------------------------------

         This AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of this 25th day of March, 2003, by and among LASALLE BUSINESS CREDIT, LLC, a Delaware limited liability company (successor-by-merger to LaSalle Business Credit, Inc.), as agent for Standard Federal Bank National Association (the "Lender"), AM COMMUNICATIONS, INC., a Delaware corporation ("AM Communications"), AM BROADBAND SERVICES, INC., a Delaware corporation ("AM Broadband"), SRS COMMUNICATIONS CORPORATION, a Connecticut corporation ("SRS Communications"), AMC SERVICES, INC., a Delaware corporation ("AMC Services"), AM NEX-LINK COMMUNICATIONS, INC., a Delaware corporation ("AM Nex-Link"), and AM TRAINING SERVICES, INC., a Delaware corporation ("AM Training"). AM Communications, AM Broadband, SRS Communications, AMC Services, AM Nex-Link and AM Training are referred to herein individually each as a "Borrower" and collectively as the "Borrowers."

                                    RECITALS

         WHEREAS, the Borrowers and the Lender are parties to a certain Loan and Security Agreement, dated as of August 14, 2002 (as amended, modified or supplemented from time to time, including, without limitation, by a certain Forbearance Agreement dated as of December 13, 2002 (as thereafter modified), the "Loan Agreement") pursuant to which the Lender established certain credit facilities on behalf of the Borrowers subject to the terms and conditions contained therein;

         WHEREAS, the Borrowers have requested that the Lender make additional Loans available to the Borrowers and amend certain terms and provisions of the Loan Agreement; and

         WHEREAS, the Lender is willing to make such additional Loans available to the Borrowers and amend certain terms and provisions of the Loan Agreement on the terms and expressly subject to the conditions set forth herein.

         NOW, THEREFORE, based on these premises (which are incorporated hereinafter by this reference), and in consideration of the mutual promises, representations and warranties, covenants and conditions contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

         1. Definitions. Capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to them in the Loan Agreement.

         2. Acknowledgment of Obligations.

                  (a) Each Borrower acknowledges and agrees that: (i) as of the First Amendment Effective Date, the Borrowers are unconditionally liable to the Lender on a joint and several basis under the Loan Agreement, the Notes and each of the Other Agreements, for the payment of the principal amount of the Loans (as described in clause (ii) hereof), plus all accrued and unpaid interest through the First Amendment Effective Date, plus all expenses incurred by the Lender through the First Amendment Effective Date, including, without limitation reasonable attorneys' fees and expenses, and that, as of the First Amendment Effective Date, the Borrowers have no defenses, counterclaims, deductions, credits, claims or rights of setoff or recoupment with respect to such obligations, and (ii) as of March 19, 2003, the aggregate outstanding principal balance of (A) the Revolving Credit Loans is $6,923,114.64, (B) the Equipment Loans is $91,666.65, (C) Term Loan A is $2,114,444.46 and (D) Term Loan B is $354,166.69.

                  (b) Each Borrower hereby ratifies and confirms its obligations under the Loan Agreement, the Notes and each of the Other Agreements and hereby acknowledges and agrees that, except as expressly set forth herein, the Loan Agreement, the Notes and each of the Other Agreements remain in full force and effect.

                  3. Amendments and Modifications. All of the following amendments to the Loan Agreement are effective as of and after the First Amendment Effective Date:

                  (a) Section 1 of the Loan Agreement is amended by deleting the definitions of "Applicable Margin," "Maximum Loan Limit," "Maximum Revolving Loan Limit," "Net Worth," "Subordinated Debt" and "Term Loans" in their entirety and substituting in lieu thereof the following definitions (in alphabetical order):

         "'Applicable Margin' means, at any time, (a) as to Term Loan B, 3.00%, and (b)(i) as to the Revolving Loans, 1.50% and (ii) as to the Equipment Loans and Term Loan A, 1.75%; provided, however, that the respective foregoing percentages in this clause (b) may hereafter change based upon the following grid, terms and conditions:

         Level:      Consolidated Funded         Applicable           Applicable Margin
                     Debt to Consolidated          Margin           (Equipment Loans and
                          EBITDA:             (Revolving Loans):        Term Loan A):
         1           3.6 or more                     1.50%                 1.75%
         2           3.1 to 3.5                      1.25%                 1.50%
         3           3.0 or less                     1.00%                 1.25%


         After September 30, 2003, the Applicable Margin shall (i) be re-calculated during each fiscal quarter (after Lender's receipt of Borrowers' financial statements and related certificates for the immediately preceding fiscal quarter, commencing with the quarter ending September 30, 2003, which are required to be delivered pursuant to Subsection 9(c) hereof), based upon the applicable rates in the above grid corresponding to the Consolidated Funded Debt to Consolidated EBITDA for the 12 month period ending on the last day of such immediately preceding quarter, (ii) adjusted (if applicable) as of the date which is 5 days after Lender's receipt of each such quarterly statements with such adjustment remaining in effect until any further adjustment is made under the terms hereof, and (iii) shall be readjusted to the rates set forth in "Level 1" of the above grid (x) at any time an Event of Default exists, or (y) if Borrowers fail to deliver the financial statements or related certificates required to be delivered by Borrowers pursuant to Subsection 9(c) hereof (such adjustment under this clause (y) only to remain in effect during the period commencing on the date such financial statements and related certificates were due to be delivered to Lender until 5 days after any such statements and certificates are actually delivered). Nothing contained in this definition, including the foregoing clause (iii), is intended to modify or limit the application of Subsection 4(a)(iii) hereof, if and when applicable.

         'Maximum Loan Limit' shall mean, at any time, an amount equal to the sum of (i) the Maximum Revolving Loan Limit; (ii) the Reduced Equipment Loan Limit; and (iii) the outstanding principal balance of the Equipment Loans (made prior to and after the date hereof), Term Loan A, Term Loan B, Term Loan C and (after the Term Loan D Effective Date) Term Loan D.

         'Maximum Revolving Loan Limit' shall mean, at any time, an amount equal to Fourteen Million Dollars ($14,000,000).

         'Net Worth' means the shareholders' equity (including retained earnings), which shall include for purposes hereof (regardless of how and where shown on the balance sheet of Borrowers) the outstanding preferred stock of AM Communications (the issuance of which, as of and after the Closing Date, shall be subject to Subsection 13(d)(v) hereof), plus the actual amount of any Subordinated Debt received by Borrowers as contemplated by Section 4(a)(vii) of the First Amendment, all on a consolidated basis and as determined under GAAP.

         'Subordinated Debt' shall mean, collectively, (i) all indebtedness and other obligations (which shall include, without limitation, principal, interest, fees and expenses) incurred by any Borrower that is subordinated to the Liabilities hereunder pursuant to a Subordination Agreement, including, without limitation, the Hassan Subordinated Debt, and (ii) the Permitted Advances.

         'Term Loans' shall mean, collectively, Term Loan A, Term Loan B, Term Loan C, Term Loan D and the Equipment Loans."

                  (b) Section 1 of the Loan Agreement is amended by inserting the following definitions (in their appropriate alphabetical order):

         "'Chatham' shall mean Chatham Investment Fund I, LLC.

         'Facility Fee' shall have the meaning specified in Subsection 4(c)(ix) hereof.

         'First Amendment' shall mean that certain Amendment No. 1 to Loan and Security Agreement, dated as of March 25, 2003, among Borrowers and Lender.

         'First Amendment Effective Date' shall mean the 'First Amendment Effective Date' as defined in the First Amendment.

         'Fixed Rate Fee' shall have the meaning specified in Subsection 4(c)(x) hereof.

         'Forecast' shall mean Borrowers' projections provided to Lender on March 14, 2003.

         'Hassan Subordinated Debt' shall mean all existing and future indebtedness and obligations (which shall include, without limitation, principal, interest, fees and expenses) incurred by any Borrower to Javad K. Hassan.

         'Participation Agreement' shall mean that certain Participation Agreement, dated as of the First Amendment Effective Date, between Chatham and Lender.

         'Reduced Equipment Loan Limit' shall mean Four Hundred Thousand Dollars ($400,000), less the initial amount of all Equipment Loans made after the First Amendment Effective Date.

         'Second Facility Fee' shall have the meaning specified in Subsection 4(c)(xi) hereof.

         'Second Fixed Rate Fee' shall have the meaning specified in Subsection 4(c)(xii) hereof.

         'Second Success Fee' shall have the meaning specified in Subsection 4(c)(xiii) hereof.

         'Subordination Agreement(s)' shall mean, collectively, all written subordination agreements (which shall be in form and substance satisfactory to Lender) which heretofore, now or from time to time hereafter have been or are executed and delivered by or on behalf of the holders of the Subordinated Debt, including, without limitation,
         (i) the Subordination Agreement, dated as of August 14, 2002, among 1401077 Ontario, Ltd., 1418294 Ontario, Ltd., Steven Nickel, Scott Lochhead, the Borrowers and the Lender, (ii) the Subordination Agreement, dated as of August 14, 2002, among David P. Sylvestre, Clifford P. Sylvestre, Edward L. Reynolds, Joanne Sylvestre, Donna M. Sylvestre, Elizabeth D. Reynolds, the Borrowers and the Lender, (iii) the Subordination Agreement, dated as of August 14, 2002, among Javad
         K. Hassan, the Borrowers and the Lender, (iv) the Johnson Letter Agreement (as defined in the First Amendment), and (v) the Subordination Agreement, dated as of the First Amendment Effective Date, among NeST Technologies Corp. (successor-in-interest to Network Systems and Technologies (P) Ltd.), NESTRONIX, Inc., the Borrowers and the Lender, as each of the same may be amended, modified, restated or supplemented from time to time (including, without limitation, in the case of the Subordination Agreements described in the foregoing clauses
         (i) through (iii), as of the First Amendment Effective Date).

         'Success Fee' shall have the meaning specified in Subsection 4(c)(xiv) hereof.

         'Term Loan C' shall have the meaning specified in Subsection 2(j) hereof.

         'Term Loan D' shall have the meaning specified in Subsection 2(k) hereof.

         'Term Loan D Effective Date' shall mean the date on which Term Loan D is made by Lender to Borrowers."

                  (c) Notwithstanding anything to the contrary contained in clause (iv) of the definition of "Eligible Accounts" contained in Section 1 of the Loan Agreement, for the period commencing on the First Amendment Effective Date and ending on May 14, 2003 (the "Modified Eligibility Period"), the Lender agrees that Accounts arising from products sold and/or services rendered by the Borrowers to Account Debtors which are unpaid no more than the lesser of (a) 120 days past the original invoice date or (b) 90 days past the original due date may constitute Eligible Accounts if such Accounts otherwise satisfy the criteria for Eligible Accounts contained in the Loan Agreement; provided, however, that Revolving Loans supported by Eligible Accounts which are unpaid for more than 90 days past the original invoice date or 60 days past the original due date shall at no time exceed Six Hundred Thousand Dollars ($600,000). Upon the expiration of the Modified Eligibility Period and at all times thereafter, the definition of "Eligible Accounts" shall exclude Accounts which are unpaid for more than 90 days past the original invoice date or 60 days past the original due date.

                  (d) Notwithstanding anything to the contrary contained in the proviso of clause (iv) of the definition of "Eligible Accounts" contained in
Section 1 of the Loan Agreement, the Borrowers and Lender agree that, for purposes of the 25% test for cross-aging Accounts, Accounts will be cross-aged on a consolidated basis for all Borrowers rather than on an individual Borrower basis (and, during the Modified Eligibility Period only, such cross-aging shall be based on Accounts aged past the lesser of (A) 120 days from the original invoice date or (B) 90 days from the original due date).

                  (e) (i) Notwithstanding anything to the contrary contained in Subsection 2(b) of the Loan Agreement, Lender's commitment to make Equipment Loans to Borrowers (having been previously suspended pursuant to the Forbearance Agreement described in the first recital to this Agreement) shall be reinstated as of the date Borrowers' financial statements and related certificates for the quarter ending September 30, 2003 are delivered to Lender if and only if the following conditions precedent (in addition to the other conditions referred to in Subsection 2(b) of the Loan Agreement) shall have been satisfied both before and after giving effect to the funding of each Equipment Loan: (i) the Borrowers' Consolidated EBITDA for the four (4)-month period ending on the last day of the month immediately preceding the date of Lender's receipt of Borrowing Agent's written funding request for each such Equipment Loan shall not have been less than One Million Five Hundred Thousand Dollars ($1,500,000), (ii) Undrawn Availability on such date and on the average for the prior 30 days shall not be less than One Million Dollars ($1,000,000) and (iii) the Lender shall have received a written funding request for such Equipment Loan duly executed by the chief financial officer of Borrowing Agent (which shall be in form and substance satisfactory to the Lender) and shall include his certification that the Borrowers have satisfied all of the conditions precedent contained in this
Section 4(e) and the other conditions referred to in Subsection 2(b) of the Loan

Agreement. Borrowers further confirm that (x) Equipment Loans made after the date hereof shall not exceed the Reduced Equipment Loan Limit and (y) Lender shall have no obligation to make any Equipment Loan at any time if an Event of Default is then outstanding.

                           (ii) Section 2(b) of the Loan Agreement is further
modified to delete the word "Equipment" in the sixth line thereof and replace it with the words "or used motor vehicles."

                  (f) Notwithstanding anything to the contrary contained in Subsection 2(e)(iv) of the Loan Agreement, the current outstanding principal balance of Term Loan B shall hereafter be repaid in consecutive equal monthly installments of Thirty-One Thousand Two Hundred Fifty Dollars ($31,250) payable on the first day of each month, commencing on the first day of the month immediately following the First Amendment Effective Date, subject to earlier acceleration of the unpaid balance upon the occurrence and during the continuance of an Event of Default as provided in Section 16 of the Loan Agreement or upon termination of the Loan Agreement as provided in Section 10 thereof.

                  (g) Subsection 2(e) of the Loan Agreement is amended by adding new clauses (v) and (vi) which shall read as follows:

         "(v) Term Loan C. Term Loan C shall be repaid in consecutive equal monthly installments of Forty-One Thousand Six Hundred Sixty-Six and 67/100 Dollars ($41,666.67) payable on the first day of each month, commencing on May 1, 2003 and continuing on the same day of each succeeding month; provided, that any remaining outstanding principal balance of Term Loan C shall be repaid on the last day of the Term, subject to earlier acceleration upon the occurrence and during the continuance of an Event of Default as provided in Section 16 or upon termination of this Agreement as provided in Section 10.

         (vi) Term Loan D. Term Loan D shall be repaid in consecutive equal monthly installments of Thirty-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($33,333.33) payable on the first day of each month, commencing on the first day of the month immediately following the Term Loan D Effective Date; provided, that any remaining outstanding principal balance of Term Loan D shall be repaid on the last day of the Term, subject to earlier acceleration upon the occurrence and during the continuance of an Event of Default as provided in Section 16 or upon termination of this Agreement as provided in Section 10."

                  (h) Notwithstanding anything to the contrary contain in Subsection 2(f) of the Loan Agreement, (a) Borrowers' annual mandatory principal prepayments in respect of Excess Cash Flow will be applied to all then outstanding Term Loans, pro rata, in inverse order of their respective maturities, and (b) such mandatory principal prepayments will continue until the date on which all Terms Loans shall have been repaid in full.

                  (i) Section 2 of the Loan Agreement is amended by adding new Subsections 2(j) and (k) thereof which shall read as follows:

         "(j) Term Loan C. Subject to the terms and conditions of this Agreement and the Other Agreements, on the First Amendment Effective Date, Lender shall make a term loan to Borrowers in an amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000) ('Term Loan C').

         (k) Term Loan D. Upon written request from Borrowing Agent after the First Amendment Effective Date and not less than five (5) Business Days prior to the date funding thereof is requested to be made, Lender shall make a term loan to the Borrowers in an amount equal to Two Million Dollars ($2,000,000) ('Term Loan D') so long as (and only so long as) the following conditions precedent (all such documents and other items collectively constituting the 'Term Loan D Conditions Precedent,' and to be in form and substance satisfactory to Lender) are satisfied (in Lender's sole judgment):

                  (i) The amount of Term Loan D is funded to the Lender by Chatham pursuant to the Participation Agreement, and Chatham has otherwise complied with its obligations under the Participation Agreement;

                  (ii) The date of funding of Term Loan D is on or before December 31, 2003;

                  (iii) Term Loan D Note (in the form attached to the First Amendment as Exhibit B) is duly executed by the Borrowers and delivered to Lender;

                  (iv) (A) AM Communications shall have delivered to Chatham a fully detachable warrant, substantially in the form attached to the First Amendment Exhibit C-4 (the "Second Chatham Warrant") to purchase that percentage of the outstanding equity securities of the AM Communications which, when added to the percentage of the outstanding equity securities of AM Communications purchasable upon exercise of the First Chatham Warrant, equals four and one-half percent (4.5%) of the outstanding equity securities of AM Communications, and (B) AM Communications will deliver to Lender a fully detachable warrant, substantially in the form attached to the First Amendment as Exhibit C-5 (the "Second Lender Warrant") to purchase that percentage of the outstanding equity securities of AM Communications which, when added to the percentage of the outstanding equity securities of AM Communications purchasable upon exercise of the First Lender Warrant, equals one-half percent (0.5%) of the outstanding equity securities of AM Communications;

                  (v) The Borrowers' Consolidated EBITDA for the four (4)-month period ending on the last day of the month immediately preceding the Lender's receipt of Borrowing Agent's written funding request for Term Loan D shall not have been less than One Million Five Hundred Thousand Dollars ($1,500,000);

                  (vi) Payment to the Lender of the following fees: (A) the Second Facility Fee, and (B) the first installment of the Second Fixed Rate Fee;

                  (vii) Payment of all outstanding out-of-pocket expenses of Lender and Chatham incurred by Lender and Chatham in connection with their respective due diligence and the making of Term Loan D (including, without limitation, fees and expenses of counsel to Lender and Chatham);

                  (viii) Certificate duly executed by the Chief Financial Officer of the Borrowing Agent whereby the Chief Financial Officer shall have certified to the Lender, on behalf of the Borrowers, that the Borrowers have satisfied all of the conditions precedent contained in this Subsection 2(k);

                  (ix) Any and all agreements, instruments and documents required by the Lender to effectuate and implement the transactions related to the making of Term Loan D (duly executed, where appropriate, by the Borrowers and such other parties, as applicable) shall have been delivered to Lender;

                  (x) Evidence that the execution, delivery and performance of the Term Loan D Note, the Second Chatham Warrant, the Second Lender Warrant and Other Agreements referred to in this Subsection by each Borrower has been duly authorized by all necessary action, and that no amendment or other modification to the articles or certificate of incorporation or bylaws of any Borrower has been made since the First Amendment Effective Date and that such documents (in the form previously delivered to the Lender) remain in full force and effect; and

                  (xi) Written opinion of Archer & Greiner, P.C., counsel to the Borrowers covering such matters related to Term Loan D, the Term Loan D Note, the Second Chatham Warrant, the Second Lender Warrant and the Other Agreements referred to in this Subsection, and the transactions contemplated hereby and thereby, as Lender may request."

                  (j) Notwithstanding anything to the contrary contained in
Section 4 of the Loan Agreement, the LIBOR Rate option is permanently terminated and therefore no new LIBOR Rate Loans will be made and no Prime Rate Loans may be converted to LIBOR Rate Loans (it being further acknowledged that no LIBOR Rate Loans are currently outstanding).

                  (k) Subsection 4(a) of the Loan Agreement is amended by deleting the introductory clause thereof in its entirety and replacing the same with the following:

         "Subject to the terms and conditions set forth below, and subject to subsection (iii) below (if and when applicable), the Revolving Loans, Equipment Loans, and Term Loans A and B shall bear interest at the per annum rate set forth in subsection (i) below and Term Loans C and D shall bear interest at the per annum rate set forth in subsection (vi) below:"

                  (l) Subsection 4(a) of the Loan Agreement is further amended by adding a new clause (vi), which shall read as follows:

         "(vi) A per annum rate of interest equal to thirteen and one quarter of one percent (13.25%) payable in United States Dollars on the first Business Day of each month in arrears."

                  (m) Subsection 4(c)(iii) of the Loan Agreement is amended by adding the following sentence to the last line thereof:

         "Notwithstanding anything to the contrary contained in this Subsection 4(c)(iii), the Prepayment Fee shall also automatically become due and be deemed fully-earned by Lender by reason of the termination of the Lender's commitment to make Revolving Loans which shall automatically occur (x) if Lender accelerates the Liabilities or Borrowers otherwise prepay the Liabilities following the occurrence of an Event of Default or (y) upon the occurrence of any Event of Default described in subsection 15(g) hereof, without declaration, notice or demand by Lender regardless of whether Lender, in its discretion, elects to provide loans following the occurrence of any such Event of Default."

                  (n) Subsection 4(c)(vii) of the Loan Agreement is amended such that, in addition to Borrowers' obligation to reimburse Lender for all out of pocket costs and expenses incurred by Lender in connection with the activities described in such Subsection, Borrowers shall also reimburse Chatham for all out of pocket expenses incurred by Chatham in connection with such activities. Borrowers' obligation to so reimburse Lender and Chatham shall constitute part of the Liabilities.

                  (o) Subsection 4(c)(vi) of the Loan Agreement is amended by increasing the collateral management fee payable by the Borrowers to the Lender from One Thousand Dollars ($1,000) per month to Six Thousand Dollars ($6,000) per month, effective as of the first day of the month immediately following the First Amendment Effective Date.

                  (p) Subsection 4(c) of the Loan Agreement is amended by adding new clauses (ix) through (xiv), which shall read as follows:

         "(ix) Facility Fee. The Borrowers shall pay to the Lender a non-refundable facility fee (the "Facility Fee") in United States Dollars of Two Hundred Fifty-Five Thousand Dollars ($255,000) on the First Amendment Effective Date, which such Facility Fee shall have been fully-earned by Lender on the First Amendment Effective Date.

         (x) Fixed Rate Fee. The Borrowers shall pay to the Lender a non-refundable fixed rate fee (the 'Fixed Rate Fee') in United States Dollars of One Hundred Seventy-Five Thousand Dollars ($175,000), which such Fixed Rate Fee shall have been fully-earned by Lender on the First Amendment Effective Date, but shall be payable in consecutive equal monthly installments of Five Thousand Eight Hundred Thirty-Three and 33/100 Dollars ($5,833.33) on the First Amendment Effective Date and thereafter on the first day of each successive month, subject to earlier acceleration of any unpaid portion of such fee upon acceleration of the Liabilities following the occurrence and during the continuance of an Event of Default as provided in Section 16 or upon termination of this Agreement as provided in Section 10.

         (xi) Second Facility Fee. The Borrowers shall pay to the Lender a non-refundable facility fee (the 'Second Facility Fee') in United States Dollars of Fifteen Thousand Dollars ($15,000) on the Term Loan D Effective Date, which such Second Facility Fee shall have been fully-earned by Lender on the Term Loan D Effective Date.

         (xii) Second Fixed Rate Fee. The Borrowers shall pay to the Lender a non-refundable fixed rate fee (the 'Second Fixed Rate Fee') in United States Dollars of One Hundred Sixteen Thousand Dollars ($116,000), which such Second Fixed Rate Fee shall have been fully-earned by Lender on the Term Loan D Effective Date, but shall be payable in consecutive equal monthly installments of an amount equal to the quotient of (A) the Second Fixed Rate Fee divided by (B) the number of months remaining in the Term (including the month containing the Term Loan D Effective Date and also the month containing the last day of the Term), commencing on the Term Loan D Effective Date and thereafter on the first day of each calendar month thereafter, subject to earlier acceleration of any unpaid portion of such fee upon acceleration of the Liabilities following the occurrence and during the continuance of an Event of Default as provided in Section 16 or upon termination of this Agreement as provided in Section 10.

         (xiii) Second Success Fee. The Borrowers shall pay to the Lender a non-refundable additional success fee (the 'Second Success Fee') in United States Dollars of One Hundred Sixty-Six Thousand Six Hundred Sixty Six and 67/100 Dollars ($166,666.67), which such Second Success Fee shall have been fully-earned by the Lender on the Term Loan D Effective Date, but shall be payable on the last day of the Term, subject to earlier acceleration of the unpaid amount of such fee upon acceleration of the Liabilities following the occurrence and during the continuance of an Event of Default as provided in Section 16 or upon termination of this Agreement as provided in Section 10.

         (xiv) Success Fee. The Borrowers shall pay to the Lender a non-refundable success fee (the 'Success Fee') in United States Dollars of Six Hundred Seventy-Five Thousand Dollars ($675,000), which such Success Fee shall have been fully-earned by the Lender on the First Amendment Effective Date, but shall be payable on the last day of the Term, subject to earlier acceleration of any unpaid portion of such fee upon acceleration of the Liabilities following the occurrence and during the continuance of an Event of Default as provided in Section 16 or upon termination of this Agreement as provided in Section 10."

                  (q) Without limiting the generality of Subsection 13(j) of the Loan Agreement, no Borrower shall make or consent to any amendment or modification to, or waive any provision of, any indebtedness (whether or not evidenced by an Instrument) owing to such Borrower by an Affiliate of such Borrower, except for the offset described in the Johnston Side Letter. For purposes of Subsection 13(j), the term "Affiliate" shall also include any and all officers, directors and employees of each Borrower, including, without limitation, Michael Johnson and Linda Johnson.

                  (r) Subsection 13(b)(iv) of the Loan Agreement is amended by replacing the U.S. dollar amount "$500,000" with the U.S. dollar amount "$1,500,000." Any indebtedness to the non-Borrower parties to the Designated Contracts shall not be counted in the calculation of Subordinated Debt under Subsection 13(b)(iv).

                  (s) Notwithstanding anything to the contrary contained in Subsection 13(f)(ii) and 13(j) of the Loan Agreement, the Borrowers may only make Permitted Advances to the extent expressly permitted under Section 13(m) of the Loan Agreement (as amended hereby).

                  (t) Subsection 13(m) of the Loan Agreement is amended and restated in its entirety as follows:

         "(m) No Borrower shall (i) amend or otherwise modify any of the agreements, instruments or documents evidencing the Subordinated Debt (including, without limitation, the Johnson Side Letter), (ii) permit to exist any lien, security interest or other encumbrance securing any of the Subordinated Debt, (iii) pay or otherwise satisfy any of the Hassan Subordinated Debt, (iv) pay or otherwise satisfy any of the Subordinated Debt owing to the non-Borrower parties to the Designated Contracts except as expressly permitted under the applicable Subordination Agreement, or (v) pay or otherwise satisfy any other Subordinated Debt except for (1) interest when due on any Subordinated Debt obtained by Borrowers pursuant to Section 4(a)(vii) of the First Amendment so long as no Event of Default (or event which, with the passage of time or giving of notice or both, will become an Event of Default) is then outstanding or would result from the making of any such payment, (2) that portion of the Permitted Advances expressly covered by the Johnson Side Letter (as defined in the First Amendment) in the manner expressly specified in the Johnson Side Letter and (3) such amount and under such terms and circumstances as Borrowers, Lender and Chatham may then all agree (in their discretion) upon a request of Borrowing Agent so long as the following conditions precedent shall have been satisfied both before and after giving effect to such payment under this clause (v): (A) no Event of Default (or event which, with the passage of time or giving of notice or both, will become an Event of Default) shall exist, (B) Borrowers' Consolidated EBITDA for the twelve (12)-month period ending on the last day of the month immediately preceding the proposed payment date shall not have been less than Four Million Five Hundred Thousand Dollars ($4,500,000), and
         (C) Undrawn Availability shall not be less than an amount then to be mutually determined by the Lender and Chatham upon review of Borrowers' request; provided, however, that notwithstanding the preceding sentence, Borrowers shall be permitted to make a single, one-time only payment on such Subordinated Debt under this clause (v) to the persons and in the amounts shown on Schedule 1 to the First Amendment in an aggregate one-time payment amount for all such Subordinated Debt not to exceed Four Hundred Eighty Thousand Dollars ($480,000) so long as the following conditions precedent shall have been satisfied both before and after giving effect to any such payment: (aa) no Event of Default (or event which, with the passage of time or giving of notice or both, will become an Event of Default) shall exist, (bb) Borrowers' Consolidated EBITDA for the four (4)-month period ending on the last day of the month immediately preceding the proposed payment date shall not have been less than One Million Five Hundred Thousand Dollars ($1,500,000), (cc) Undrawn Availability on such date and on the average for the prior 30 days shall not be less than One Million Dollars ($1,000,000), (dd) the aggregate amount of all Borrowers' Accounts which are unpaid for more than 90 days past the original invoice date or 60 days past the original due date shall not exceed 15% of the aggregate Accounts of Borrowers, (ee) the aggregate payment pursuant to this proviso shall not in any event exceed an amount equal to 50% of Excess Cash Flow measured on a fiscal year to date basis to the proposed payment date, and (ff) Lender shall have received a certificate (in form and substance satisfactory to Lender) duly executed by the Chief Financial Officer of the Borrowing Agent whereby the Chief Financial Officer shall have certified to Lender, on behalf of Borrowers, that Borrowers have satisfied all of the conditions precedent contained in this proviso of Subsection 13(m)."


                  (u) Subsection 13(n) of the Loan Agreement is amended by deleting the reference to "Network Systems and Technologies (P) Ltd." and replacing the same with "NeST Technologies Corp. (successor-in-interest to Network Systems and Technologies (P) Ltd.)".

                  (v) Section 14 of the Loan Agreement is deleted as to all dates, and periods ending, after the First Amendment Effective Date (and, in the case of Subsection 14(a), as of February 22, 2002, where applicable) and hereby restated in its entirety for such dates and periods as set forth in Exhibit A hereto which is incorporated by reference and made a part hereof.

         4. Effectiveness; Conditions Precedent.

                  (a) The effectiveness of the amendments and other provisions hereof and the making of Term Loan C are expressly subject to the following conditions precedent (all such documents and other items must be in form and substance satisfactory to the Lender):

                           (i) This Amendment duly executed by the Borrowers and
the Lender and delivered to each other;

                           (ii) Amended and Restated Revolving Note duly
executed by the Borrowers and delivered to Lender;

                           (iii) Term Loan C Note duly executed by the Borrowers
and delivered to Lender;

                           (iv) Participation Agreement duly executed and
delivered by Chatham and Lender (it being understood that in view of the fundings and commitments of Chatham that a portion of the fees and other compensation being paid to Lender shall be shared by Lender with Chatham on such basis as they may agree);

                           (v) The amount of Term Loan C is funded to the Lender
by Chatham pursuant to the Participation Agreement, and Chatham has otherwise complied with its obligations under the Participation Agreement;

                           (vi) AM Communications, Chatham and Lender shall have
entered into a warrant rights agreement, in the form attached to this Amendment as Exhibit C-1 (the "Warrant Rights Agreement") and AM Communications shall have delivered (A) to Chatham a fully detachable warrant, substantially in the form attached to this Amendment Exhibit C-2 (the "First Chatham Warrant") to purchase 3.375% of the outstanding equity securities of AM Communications, and (B) to Lender a fully detachable warrant, substantially in the form attached to the First Amendment as Exhibit C-3 (the "First Lender Warrant") to purchase 0.375% of the outstanding equity securities of AM Communications;

                           (vii) Signed unconditional written commitment
approved by Borrowers is delivered to the Lender from a Person acceptable to the Lender to provide $800,000 in cash in additional equity or convertible, subordinated debt to Borrowers by no later than April 1, 2003 (with Lender being satisfied that such Person has the financial wherewithal to provide such funding), which such commitment shall provide that the terms of subordination shall be acceptable to the Lender and requiring such Persons, if requested by the Lender, to execute and deliver to Lender a subordination agreement in form and substance satisfactory to the Lender;

                           (viii) Mortgage Modification Agreement duly executed
by AM Communications is delivered to Lender;

                           (ix) Any and all title insurance endorsements to the
existing title insurance policy is issued in favor of the Lender as the Lender may require in connection with the Mortgage Modification Agreement, together with payment of related search costs and premium expenses;

                           (x) Amendment to Assignments of Rents and Leases duly
executed by AM Communications is delivered to Lender;

                           (xi) Amendment to Subordination Agreement duly
executed by 1401077 Ontario, Ltd., 1418294 Ontario, Ltd., Steven Nickel, Scott Lochhead, the Borrowers and the Lender whereby the parties shall have agreed to subordination terms consistent with Section 3(t) hereof (amending Section 13(m) of the Loan Agreement);

                           (xii) Amendment to Subordination Agreement duly
executed by David P. Sylvestre, Clifford P. Sylvestre, Edward L. Reynolds, Joanne Sylvestre, Donna M. Sylvestre, Elizabeth D. Reynolds, the Borrowers and the Lender whereby the parties shall have agreed to subordination terms consistent with Section 3(t) hereof;

                           (xiii) Amendment to Subordination Agreement duly
executed by Javad K. Hassan, the Borrowers and the Lender whereby the parties shall have agreed to subordination terms consistent with Section 3(t) hereof;

                           (xiv) Letter Agreement ("Johnson Letter Agreement")
duly executed by Michael Johnson, Linda Johnson and the Borrowers whereby the parties shall have agreed that payment of the fiscal year 2004 bonus owing to the Johnsons shall not be due before January 1, 2004 and shall be paid by an offset against the outstanding promissory note issued by the Johnsons to AMC Services;

                           (xv) Subordination Agreement duly executed by NeST
Technologies Corp. and NESTRONIX, Inc., the Borrowers and the Lender whereby the parties shall have agreed to subordination terms consistent with Section 9(e) of that certain proposal letter, dated as of February 10, 2003, among the Borrowers and the Lender (the "Proposal Letter");

                           (xvi) Certified copies of duly executed employment
agreement between the Borrowers and Howard Bashford and Chip Wiltse (which shall also be in form and substance satisfactory to Chatham);

                           (xvii) Any and all agreements, instruments and
documents required by the Lender to effectuate and implement the terms hereof (duly executed, where appropriate, by the Borrowers and such other parties, as applicable);

                           (xviii) Evidence that the execution, delivery and
performance of this Amendment and each of the Notes, the Warrant Rights Agreement, the First Chatham Warrant, the First Lender Warrant and Other Agreements referred to in this Section 4(a) by each Borrower has been duly authorized by all necessary action, and that no amendment or other modification to the articles or certificate of incorporation or bylaws of any Borrower has been made since August 14, 2002 (except as delivered to the Lender on the date hereof) and that such documents (in the form previously delivered to the Lender) remain in full force and effect;

                           (xix) Written opinion of Archer & Greiner, P.C.,
counsel to the Borrowers covering such matters related to this Amendment, the Notes, the Warrant Rights Agreement, the First Chatham Warrant, the First Lender Warrant and the Other Agreements referred to in this Section 4(a), and the transactions contemplated hereby and thereby, as Lender may request;

                           (xx) All items referred to in Section 11(a) of the
Proposal Letter are delivered to Lender and Chatham;

                           (xxi) Payment to the Lender of the following fees:
(A) the Facility Fee, and (B) the first installment of the Fixed Rate Fee;

                           (xxii) Payment of all outstanding out-of-pocket
expenses of the Lender and Chatham in incurred by the Lender or Chatham in connection with this Amendment, the Participation Agreement and the making of Term Loan C (including without limitation fees and expenses of Blank Rome LLP, counsel to the Lender, and Piper Rudnick LLP, counsel to Chatham); and

                           (xxiii) Written agreement (which may be contained in
the agreement referred to in clause (xv) of this Section) of Borrowers and non-Borrower parties to the Designated Contracts confirming that the aggregate gross amount of all obligations owing by Borrowers under the Designated Contracts (without netting or taking into effect any obligations owing to any Borrower) shall not be less than $1,100,000 at any time through March 31, 2003, which such minimum required number shall be increased during April 2003 and not less than $1,450,000 as of and at all times after April 30, 2003; provided, however, that if Borrowers do not receive the full $800,000 of equity or subordinated debt required by clause (vii) of this Section by April 1, 2003, each of the foregoing minimum amounts required as of and after April 1, 2003 shall be increased on a dollar for dollar basis by the amount, if any, by which additional equity or subordinated debt received by Borrowers pursuant to clause
(vii) of this Section is less than $800,000 as of April 1, 2003;

                           (xxiv) Executed engagement letter between Borrowers
and an independent experienced financial and management consultant, the identity of whom and terms and conditions of whose ongoing engagement shall be acceptable to the Lender in view of the additional extensions of credit requested of the Lender by the Borrowers as described herein (the "Consultant"); and

                           (xxv) Closing Certificate duly executed by the Chief
Financial Officer of the Borrowers whereby the Chief Financial Officer shall have certified to the Lender, on behalf of the Borrowers, that the Borrowers have satisfied all of the conditions precedent contained in this Section 4(a).

                  (b) The date on which all of the conditions precedent set forth in Section 4(a) hereof shall have been satisfied or waived is referred to herein as the "First Amendment Effective Date."

         5. Representations and Warranties; Additional Covenants.

                  (a) In order to induce the Lender to enter into this Amendment, each Borrower represents and warrants to the Lender that: (i) the execution, delivery and performance by the Borrowers of this Amendment and the transactions contemplated hereby (A) are and will be within the corporate powers of the Borrowers, (B) have been authorized by all necessary corporate action on behalf of the Borrowers, (C) are not in contravention of any order or decree of any court or governmental unit, or of any law, rule or regulation to which any Borrower or any of its property is bound, (D) are not and will not be in conflict with, or result in a breach of or constitute (with due notice and/or lapse of time) a default under (x) any Borrower's articles of incorporation or bylaws or (y) any indenture, agreement, contract or undertaking to which any Borrower is a party or by which any Borrower or any of Borrower's property is bound, and (E) will not result in the imposition of any lien, security interest or other encumbrance on any of the properties of any Borrower; (ii) this Amendment and the Notes and Other Agreements executed in connection with this Amendment shall be valid, binding and enforceable against the Borrowers in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and (iii) on and as of the First Amendment Effective Date (giving effect to Section 6 hereof), no Event of Default (or event which, with the passage of time or giving of notice or both, will become an Event of Default) has occurred and is continuing and no Event of Default (or event which, with the passage of time or giving of notice or both, will become an Event of Default) would result from the execution, delivery or consummation of the transactions contemplated by this Amendment and the Notes and Other Agreements executed in connection with this Amendment.

                  (b) On and as of the First Amendment Effective Date, each Borrower confirms, reaffirms and restates to the Lender the representations and warranties set forth in the Loan Agreement and each of the Other Agreements, except to the extent that such representations and warranties solely and expressly relate to a specific earlier date in which case such Borrower confirms, reaffirms and restates such representations and warranties as of such earlier date.

                  (c) Borrowers acknowledge and agree that failure to receive the funding by April 1, 2003 contemplated by Section 4(a)(vii) above or failure to achieve the minimum trade support as contemplated from time to time by
Section 4(a)(xxiii) hereof shall be an Event of Default under the Loan
Agreement.

                  (d) Borrowers shall implement a corporate compliance program acceptable to Chatham on or before June 30, 2003.

                  (e) Within 10 days after the First Amendment Effective Date, Borrowers shall have obtained and provided to Lender evidence of credit insurance in favor of Borrowers (and assigned to Lender) covering all existing and future obligations owing by Charter Communications established under terms and conditions, for amounts and with such insurer as may be acceptable to the Lender (Borrowers acknowledging that they have been informed by Lender that a cap of $1,000,000 on Revolving Loans against Eligible Accounts of Charter Communications has been imposed by Lender subject to evaluation and adjustment by Lender from time to time).

                  (f) In addition to all other reporting requirements, Borrowers shall provide to Lender the following (each report to be in a form satisfactory to Lender and to be prepared with the participation of the Consultant except for the report in clause (3) below which shall be prepared by the Consultant):

                           (1) Within 10 days after the First Amendment
Effective Date, a 13-week rolling cash flow projection detailing the sources and uses of cash which shall be updated monthly within 10 days after the end of each fiscal month.

                           (2) Within 30 days after the end of each fiscal month
or more frequently if so requested by Lender, a detailed report identifying and explaining any major variances between actual performance and projected performance in the Forecast tracking the implementation of Borrowers' cost savings initiatives embodied in the Forecast.

                           (3) Within 30 days after the First Amendment
Effective Date, a written report from the Consultant (A) identifying areas for improvement in Borrowers' billing, credit and collection policies as well as areas where existing practice differs from current policy and (B) determining and recommending any additional steps which Borrowers can take to improve the overall turnover of their receivables.

                           (4) On a semi-monthly basis, a flash report
highlighting key financial indicators of Borrowers' operating and financial performance and prospects.

         6. Acknowledgment of Occurrence of Events of Default; Waiver.

                  (a) The Borrowers acknowledge and agree that the Events of Default set forth on Schedule 2 hereto (collectively, the "Specified Events of Default") have occurred and are continuing. On and as of the First Amendment Effective Date, the Specified Events of Default are hereby waived by the Lender.

                  (b) The foregoing waiver shall be effective only for the Specified Events of Default and only as to the specific dates or periods specified on Schedule 2 hereto, and nothing contained herein shall be construed to limit or bar any rights or remedies which the Lender has or may have if an Event of Default other than the Specified Events of Default exists or hereafter occurs. No express or implied waiver or forbearance by the Lender at any time of any Event of Default shall in any way be, or be construed to be, a waiver or forbearance of any future or subsequent Event of Default. The failure or delay of the Lender in exercising any rights granted to the Lender under the Loan Agreement, the Notes or any of the Other Agreements upon the occurrence and during the continuance of an Event of Default other than the Specified Events of Default shall not constitute a waiver of any such right, and any single or partial exercise of any such right by the Lender shall not exhaust the same or constitute a waiver of any other right.

         7. Release. Each Borrower hereby releases, waives and forever relinquishes all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, including, without limitation, any so-called "lender liability" claims or defenses which it has, may have, or might assert now or in the future against the Lender and/or its participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns (individually, a "Releasee" and collectively, the "Releasees"), directly or indirectly, arising out of, based upon, or in any manner connected with: (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, or was taken or permitted prior to the execution of this Amendment with respect the Liabilities, the Loan Agreement, the Notes, the Other Agreements or the administration thereof or the obligations created thereby; (ii) any discussions, commitments, negotiations, conversations or communications prior to the execution of this Amendment with respect to the refinancing, restructuring or collection of any of the Liabilities; or (iii) any thing or matter related to any of the foregoing prior to the execution of this Amendment. The inclusion of this paragraph in this Amendment, and the execution of this Amendment by the Lender, does not constitute an acknowledgment or admission by the Lender of liability for any matter, or a precedent upon which any liability may be asserted. If any Borrower asserts or commences any claim, counter-claim, demand, obligation, liability or cause of action in derogation of the foregoing release or challenges the enforceability of the foregoing release (in each case, a "Violation"), then the Borrowers jointly and severally agree to pay, in addition to such other damages as any Releasee may sustain as a result of such Violation, all attorneys' fees and costs incurred by such Releasee as a result of such Violation.

         8. Miscellaneous.

                  (a) The Borrowers shall pay on demand all out-of-pocket expenses (including, without limitation, fees, expenses and disbursements of counsel to the Lender and Chatham) incurred by the Lender and Chatham in connection with (a) the negotiation and preparation of this Amendment, the Notes and the Other Agreements referred to herein, and all due diligence and analysis performed by or on behalf of the Lender or Chatham in connection therewith, including, without limitation, field examinations and audit and appraisal fees and expenses, (b) the negotiation and preparation of any and all amendments, consents and waivers in connection with this Amendment, the Loan Agreement and Other Agreements, (c) the filing or recording of financing statements (if any), the Mortgage Modification Agreement and any other instruments and documents in connection with this Amendment and all related documents (and all related title insurance and search costs and expenses), and (d) enforcement and protection of their rights and interests hereunder. Borrowers' obligations to Lender and Chatham under this Section shall constitute part of the Liabilities.

                  (b) Each of the Borrowers shall indemnify the Lender and Chatham and each of their respective officers, directors, agents, employees, attorneys, accountants, consultants, and controlling persons (each, an "Indemnitee"), and hold them harmless, from and against any and all liabilities, obligations, losses, taxes, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by any Indemnitee in connection with or in any way relating to or arising out of the Loan Agreement (as amended hereby), the Notes, the Other Agreements, the Proposal Letter or the transaction contemplated hereby or thereby (including, without limitation, fees, expenses and disbursements of counsel, which may include allocated fees, expenses and disbursements of in-house counsel); provided that no Borrower shall be liable to any Indemnitee for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent solely resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final nonappealable judgment of a court of competent jurisdiction. The obligations of each Borrower under this Section shall survive any termination of the Loan Agreement. Borrowers' obligations to Lender and Chatham under this Section shall constitute part of the Liabilities.

                  (c) This Amendment shall be deemed incorporated into and made part of the Loan Agreement. Except as expressly modified or provided herein or in any other instruments or documents executed in connection herewith, (i) all terms and conditions of the Loan Agreement, the Notes and the Other Agreements shall remain in effect in accordance with their original tenor; and (ii) nothing contained herein shall constitute a waiver by the Lender of any of its rights and remedies (including, without limitation, any of its rights or remedies as to, or any obligations owing to the Lender of, any person who may be liable to the Lender on account of any of the Liabilities, whether or not such person is a party hereto), all of which rights and remedies are expressly reserved and not waived. Except as otherwise provided herein, each agreement, covenant, representation and warranty of the Borrowers hereunder shall be deemed to be in addition to, and not in substitution for, the agreements, covenants, representations and warranties previously made by the Borrowers.

                  (d) Each Borrower hereby agrees to take all such actions and to execute and/or deliver to the Lender all such agreements and documents as the Lender (and its assignees) may require from time to time to effectuate and implement the purposes of this Amendment, the Loan Agreement (as amended hereby), the Notes and the Other Agreements.

                  (e) Each Borrower covenants, confirms and agrees that as security for the repayment of the Liabilities (as such Liabilities have been increased pursuant to this Amendment), the Lender has, and shall continue to have, a continuing first priority, perfected lien on and security interest in the Collateral, all whether now owned or hereafter acquired, created or arising, together with all proceeds, including insurance proceeds thereof, as set forth in the Loan Agreement, the Notes and the Other Agreements, as applicable, subject to no liens, security interests or other encumbrances other than Permitted Liens. Each Borrower acknowledges and agrees that nothing herein contained in any way impairs the Lender's existing rights and priority in the Collateral.

                  (f) This Amendment contains the entire agreement among the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, presentations, warranties, commitments, offers, contracts and writings prior to the date hereof relating to the subject matters hereof (including, without limitation, the Proposal Letter). This Amendment may be amended, modified, waived, discharged or terminated only in accordance with the terms of the Loan Agreement, the Notes and the Other Agreements, as applicable.

                  (g) No failure to exercise nor any delay in exercising, on the part of the Lender, of any right, remedy, power or privilege under this Amendment, the Loan Agreement, the Notes or the Other Agreements shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege operate as a waiver of any further or complete exercise thereof. No waiver shall be effective unless in writing. No waiver or condonation of any breach on one occasion shall be deemed a waiver or condonation on any other occasion.

                  (h) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

                  (i) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. Execution and delivery by facsimile shall bind each of the parties.

                  (j) This Amendment shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns, except that no Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Lender. All referenced herein to Chatham shall apply to Chatham and its successors and assigns.

                  (k) Any provision hereof that is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  (l) No rights are intended to be created hereunder for the benefit of any third party donee, creditor or incidental beneficiary, except that Chatham shall constitute a third party beneficiary of Sections 8(a), (b) and (d) hereof.

                  (m) The headings of any section or paragraph of this Amendment are for convenience only and shall not be used to interpret any provision of this Amendment.

                  (n) EACH PARTY TO THIS AMENDMENT KNOWINGLY AND INTENTIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF THIS AMENDMENT.

                                     * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                             AM COMMUNICATIONS, INC., as a Borrower

                             By:       /s/  H. Charles Wilson, III
                                      ---------------------------------------
                             Name:    H. Charles Wilson, III,
                             Title:   Corporate Controller

                             AM BROADBAND SERVICES, INC., as a Borrower

                             By:       /s/  H. Charles Wilson, III
                                      --------------------------------------
                             Name:    H. Charles Wilson, III,
                             Title:   Corporate Controller

                             SRS COMMUNICATIONS CORPORATION, as a Borrower

                             By:       /s/  H. Charles Wilson, III
                                      --------------------------------------
                             Name:    H. Charles Wilson, III,
                             Title:   Corporate Controller

                             AMC SERVICES, INC., as a Borrower

                             By:       /s/  H. Charles Wilson, III
                                      --------------------------------------
                             Name:    H. Charles Wilson, III,
                             Title:   Corporate Controller

                             AM NEX-LINK COMMUNICATIONS, INC., as a Borrower

                             By:       /s/  H. Charles Wilson, III
                                      --------------------------------------
                             Name:    H. Charles Wilson, III,
                             Title:   Corporate Controller

                             AM TRAINING SERVICES, INC., as a Borrower

                             By:       /s/  H. Charles Wilson, III
                                      --------------------------------------
                             Name:    H. Charles Wilson, III,
                             Title:   Corporate Controller

                             LASALLE BUSINESS CREDIT, LLC, as the Lender

                             By:       /s/  William H. Moul, Jr.
                                      --------------------------------------
                             Name:    William H. Moul, Jr.
                             Title:   Assistant Vice President

                                    EXHIBIT A
                               FINANCIAL COVENANTS


14. FINANCIAL COVENANTS.

         Borrowers shall maintain and keep in full force and effect each of the financial covenants set forth below:

         (a) Net Worth. Borrowers shall maintain at all times a minimum Net Worth in an amount not less than the amounts set forth below opposite the corresponding measurement periods:

------------------------------------------------------ --------------------------------------------------
Measurement Period:                                    Minimum Net Worth:
------------------------------------------------------ --------------------------------------------------
February 22, 2003                                      $6,000,000
------------------------------------------------------ --------------------------------------------------
First Amendment Effective Date through March 29, 2003  $6,000,000
------------------------------------------------------ --------------------------------------------------
Each fiscal month-end from April 26, 2003 through      Greater of (x) $6,000,000 or (y) 90%) of the
April 3, 2004                                          actual Net Worth as of March 29, 2003
------------------------------------------------------ --------------------------------------------------
Each fiscal month end from May 1, 2004 through April   Greater of (x) Net Worth requirement during
1, 2005                                                preceding fiscal year or (y) 90% of actual Net
                                                       Worth as of April 3, 2004
------------------------------------------------------ --------------------------------------------------
April 29, 2005, and each fiscal month-end thereafter   Greater of (x) Net Worth requirement during
                                                       preceding fiscal year or (y) 90% of actual Net
                                                       Worth as of April 1, 2005
------------------------------------------------------ --------------------------------------------------

         (b) Fixed Charge Coverage. Borrowers shall not permit the ratio of (i) Consolidated EBITDA to (ii) the sum of (A) Consolidated Debt Service, plus (B) all Capital Expenditures, to be less than the ratios set forth below opposite the corresponding measurement periods:

----------------------------------------------------- ---------------------------------------------------
Measurement Period:                                   Ratio:
----------------------------------------------------- ---------------------------------------------------
3 month period ending June 28, 2003                   1.00 to 1
----------------------------------------------------- ---------------------------------------------------
6 month period ending September 27, 2003              1.00 to 1
----------------------------------------------------- ---------------------------------------------------
9 month period ending December 27, 2003               1.00 to 1
----------------------------------------------------- ---------------------------------------------------
12 month period ending on the last day of each        1.25 to 1
fiscal quarter thereafter
----------------------------------------------------- ---------------------------------------------------

         (c) Leverage. Borrowers shall not permit the ratio of Consolidated Funded Debt to Consolidated EBITDA to exceed the ratios set forth below opposite the corresponding measurement periods:

------------------------------------------------------ --------------------------------------------------
Measurement Period:                                    Ratio:
------------------------------------------------------ --------------------------------------------------
12 month period ending April 3, 2004                   4.0 to 1
------------------------------------------------------ --------------------------------------------------
12 month period ending on the last day of each         4.0 to 1
fiscal quarter thereafter
------------------------------------------------------ --------------------------------------------------

         (d) Capital Expenditures. Borrowers shall not make any Capital Expenditures if, after giving effect to the making of such Capital Expenditures, the aggregate cost of all such fixed assets purchased or otherwise acquired would exceed the amounts set forth below opposite the corresponding periods:

----------------------------------------------------- ---------------------------------------------------
Measurement Period:                                   Maximum Capital Expenditures:
----------------------------------------------------- ---------------------------------------------------
12 month period ending March 29, 2003                 $1,400,000 (excluding Capital Expenditures not to
                                                      exceed $2,631,000 which were made prior to the
                                                      Closing Date and were directly related to the
                                                      purchase of the Initial Mortgaged Premises)
----------------------------------------------------- ---------------------------------------------------
12 month period ending April 3, 2004                  $1,200,000
----------------------------------------------------- ---------------------------------------------------
12 month period ending April 1, 2005                  $1,200,000
----------------------------------------------------- ---------------------------------------------------
Thereafter until the last day of the Term             $500,000
----------------------------------------------------- ---------------------------------------------------

         (e) Consolidated Research & Development Expenditures. Borrowers shall not make any Consolidated Research & Development Expenditures if, after giving effect to the making of such Consolidated Research & Development Expenditures, the aggregate cost of all such research and development expenditures would exceed the amounts set forth below opposite the corresponding periods:

------------------------------------------------------------ ---------------------------------------------------------
Measurement Period:                                          Maximum Research & Development Expenditures:
------------------------------------------------------------ ---------------------------------------------------------
12 month period ending March 29, 2003                        $3,950,000
------------------------------------------------------------ ---------------------------------------------------------
Each fiscal quarter thereafter                               $750,000 to the non-Borrower parties to the Designated
                                                             Contracts
------------------------------------------------------------ ---------------------------------------------------------
Each fiscal year after March 29, 2003                        $250,000 to non-Affiliates
------------------------------------------------------------ ---------------------------------------------------------

-----------------------

For the purposes of calculating Consolidated Debt Service under Section 14(b) above, (1) references to payments scheduled or permitted to be made shall mean scheduled or permitted in accordance with the Loan Agreement as modified by this Amendment and (2) references to Subordinated Debt shall not include indebtedness owing to the non-Borrower parties to the Designated Contracts.